Power REIT
212.750.0373 | www.pwreit.com


PRESS RELEASE: DECEMBER 9, 2011



POWER REIT DECLARES FOURTH QUARTER DIVIDEND OF $0.10 / SHARE


	WEST BABYLON, NY, December 9, 2011.  On December
9, 2011, the board of trustees of Power REIT (AMEX:PW) declared a cash dividend of $ 0.10 per common share payable on December 29, 2011 to shareholders of record as of December 19, 2011.